Exhibit 99.1

               Buckeye Announces July-September Results


    MEMPHIS, Tenn.--(BUSINESS WIRE)--Oct. 24, 2006--Buckeye Technologies Inc. (NYSE:BKI) today announced that it earned $3.8 million after tax (10 cents per share) in the quarter ended September 30, 2006. During the same quarter of the prior year, the Company incurred a net loss of $0.3 million after tax (1 cent per share) which included $1.2 million after tax (3 cents per share) in restructuring expenses associated with last year's closure of our Glueckstadt, Germany cotton linter pulp plant.

    Net sales in the just completed quarter were $191.4 million, 16% above the $165.5 million achieved in the same quarter of the prior year.

    Buckeye Chairman, John B. Crowe, commented, "Our sales of nonwoven materials and specialty fibers products were strong during the quarter as we continued to see market conditions like we did in the April-June quarter. The biggest driver of the increase in sales over a weak July-September quarter last year was higher shipment volume, but our sales also benefited from increased pricing and improved shipment mix. Particularly pleasing were the record sales, volumes and operating income delivered by our nonwovens segment."

    Mr. Crowe went on to say, "Strong operating results, working capital reduction and low capital spending allowed us to reduce debt by $24 million during the quarter. We now have less than $500 million of debt on the balance sheet, which is a milestone for us."

    Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

    Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.



                      BUCKEYE TECHNOLOGIES INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
                (In thousands, except per share data)

                                             Three Months Ended
                                      --------------------------------
                                      September  June 30,   September
                                       30, 2006     2006     30, 2005

                                      ---------- ---------- ----------

Net sales                              $191,406   $193,368   $165,456

Cost of goods sold                      162,071    167,815    141,263
                                      ---------- ---------- ----------
Gross margin                             29,335     25,553     24,193

Selling, research and administrative
 expenses                                11,204     12,709     11,406
Amortization of intangibles and other       631        506        531
Impairment of long-lived assets               -        621          -
Restructuring costs                          13        101      1,951
                                      ---------- ---------- ----------

Operating income                         17,487     11,616     10,305

Net interest expense and amortization
 of debt costs                          (10,751)   (11,414)   (10,184)
Loss on early extinguishment of debt       (556)         -       (151)
Gain on sale of assets held for sale        355          -          -
Foreign exchange and other                    6       (110)      (368)
                                      ---------- ---------- ----------

Income (loss) before income taxes         6,541         92       (398)
Income tax expense (benefit)              2,734     (1,118)      (109)
                                      ---------- ---------- ----------
  Net income (loss)                      $3,807     $1,210      $(289)
                                      ========== ========== ==========



Earnings (loss) per share                 $0.10      $0.03     $(0.01)
  Diluted earnings (loss) per share       $0.10      $0.03     $(0.01)

Weighted average shares for basic
 earnings per share                      37,661     37,622     37,588

Weighted average shares for diluted
 earnings per share                      37,692     37,647     37,588



                      BUCKEYE TECHNOLOGIES INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                             September 30   June 30
                                                2006         2006
                                             ------------ ------------
                                             (unaudited)

Current assets:
  Cash and cash equivalents                      $18,058       $8,734
  Accounts receivable, net                       113,073      114,098
  Inventories                                     91,798       98,567
  Deferred income taxes and other                  8,158        8,473
                                             ------------ ------------
    Total current assets                         231,087      229,872

  Property, plant and equipment, net             525,566      531,898
  Goodwill                                       148,868      149,106
  Intellectual property and other, net            37,203       38,677
                                             ------------ ------------
Total assets                                    $942,724     $949,553
                                             ============ ============


Liabilities and stockholders' equity
Current liabilities:
  Trade accounts payable                         $37,278      $32,973
  Accrued expenses                                57,793       48,416
  Current portion of capital lease
   obligations                                       544          627
  Current portion of long-term debt                  998        1,294
                                             ------------ ------------
    Total current liabilities                     96,613       83,310

  Long-term debt                                 495,348      519,414
  Deferred income taxes                           36,508       35,686
  Capital lease obligations                          659          755
  Other liabilities                               20,789       20,671
  Stockholders' equity                           292,807      289,717
                                             ------------ ------------
Total liabilities and stockholders' equity      $942,724     $949,553
                                             ============ ============



                      BUCKEYE TECHNOLOGIES INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (unaudited)
                            (In thousands)

                                                  Three Months Ended
                                                 ---------------------
                                                 September  September
                                                  30, 2006   30, 2005
                                                 ---------- ----------
OPERATING ACTIVITIES
------------------------------------------------
Net income (loss)                                   $3,807      $(289)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

  Depreciation                                      12,146     11,589
  Amortization                                         937        831
  Loss on early extinguishment of debt                 556        151
  Deferred income taxes                                543     (2,330)
  Gain on sale of assets held for sale                (355)         -
  Provision for bad debts                               49          -
  Other                                                684        691
  Change in operating assets and liabilities
    Accounts receivable                              2,745     12,199
    Inventories                                      6,681    (15,257)
    Other assets                                    (1,294)    (1,094)
    Accounts payable and other liabilities          13,465      8,288
                                                 ---------- ----------
Net cash provided by operating activities           39,964     14,779

INVESTING ACTIVITIES
  Purchases of property, plant & equipment          (6,605)   (20,280)
  Proceeds from sale of assets                         521          -
  Other                                               (124)      (178)
                                                 ---------- ----------
Net cash used in investing activities               (6,208)   (20,458)

FINANCING ACTIVITIES
  Net borrowings (payments) under line of credit    (3,000)    23,100
  Payments on long term debt and other             (21,429)   (15,794)
                                                 ---------- ----------
Net cash provided by (used in) financing
 activities                                        (24,429)     7,306

Effect of foreign currency rate fluctuations on
 cash                                                   (3)       257

Increase in cash and cash equivalents                9,324      1,884
                                                 ---------- ----------
Cash and cash equivalents at beginning of period     8,734      9,926
                                                 ---------- ----------
Cash and cash equivalents at end of period         $18,058    $11,810
                                                 ========== ==========



                      BUCKEYE TECHNOLOGIES INC.
                     SUPPLEMENTAL FINANCIAL DATA
                             (unaudited)
                            (In thousands)

                                             Three Months Ended
                                      --------------------------------
SEGMENT RESULTS                       September  June 30,   September
                                       30, 2006     2006     30, 2005

                                      ---------- ---------- ----------
Specialty Fibers
  Net sales                            $134,875   $136,173   $114,561
  Operating income (a)                   12,288      7,110     10,163
  Depreciation and amortization (b)       7,698      7,826      7,274
  Capital expenditures                    5,573      3,819     19,330

Nonwoven Materials
  Net sales                             $64,967    $63,916    $57,326
  Operating income (a)                    5,979      5,515      2,560
  Depreciation and amortization (b)       4,171      3,893      4,038
  Capital expenditures                      417        450        599

Corporate
  Net sales                             $(8,436)   $(6,721)   $(6,431)
  Operating loss (a)                       (780)    (1,009)    (2,418)
  Depreciation and amortization (b)         954        909        845
  Capital expenditures                      615        143        351

Total
  Net sales                            $191,406   $193,368   $165,456
  Operating income (a)                   17,487     11,616     10,305
  Depreciation and amortization (b)      12,823     12,628     12,157
  Capital expenditures                    6,605      4,412     20,280

(a) Asset impairment and restructuring costs are included in operating income for the corporate segment.

(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles.

                                             Three Months Ended
                                      --------------------------------
ADJUSTED EBITDA                       September  June 30,   September
                                       30, 2006     2006     30, 2005

                                      ---------- ---------- ----------

Income (loss)                            $3,807     $1,210      $(289)
Income tax expense (benefit)              2,734     (1,118)      (109)
Net interest expense                     10,407     11,043      9,808
Amortization of debt costs                  344        371        376
Early extinguishment of debt                556          -        151
Depreciation, depletion and
 amortization                            12,823     12,628     12,157
                                      ---------- ---------- ----------
EBITDA                                   30,671     24,134     22,094
Interest income                              68         92        243
Asset impairments                             -        621          -
Loss on disposal of assets                  108        362        101
Gain on sale of assets held for sale       (355)         -          -
Restructuring charges                        13        101      1,951
                                      ---------- ---------- ----------
Adjusted EBITDA                         $30,505    $25,310    $24,389
                                      ========== ========== ==========

We calculate EBITDA as earnings before cumulative effect of change in accounting plus net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: interest income, cumulative effect of changes in accounting, asset impairment charges, restructuring charges and other (gains) losses. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our US revolving credit facility and it provides useful information concerning our ability to comply with debt covenants. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.).

On September 30, 2006 we had borrowing capacity of $65.1 million on the revolving credit facility. The portion of this amount that we could borrow will depend on our financial results and ability to comply with certain borrowing conditions under the revolving credit facility.



                      BUCKEYE TECHNOLOGIES INC.
                     SUPPLEMENTAL RECONCILIATIONS
                             (unaudited)
                            (In thousands)


                                                          ------------
                                                          Three Months
                                                             Change
QUARTERLY NET SALES RECONCILIATION
                                                          ------------

Q1-FY07 vs. Q1-FY06
---------------------------------------------------------
Net sales for three months ended September 30, 2005            $165.5
Volume (1)                                                       14.3
Pricing (2)                                                       7.0
Product sales mix and other (3)                                   4.6
                                                          ------------
Net sales for three months ended September 30, 2006            $191.4
                                                          ============

Q1-FY07 vs. Q4-FY06
---------------------------------------------------------
Net sales for three months ended June 30, 2006                 $193.4
Volume (1)                                                       (2.6)
Pricing (2)                                                       1.1
Product sales mix and other (3)                                  (0.5)
                                                          ------------
Net sales for three months ended September 30, 2006            $191.4
                                                          ============

(1) Volume relates to the change in volume on comparable products

(2) Pricing relates to the changes in unit prices on comparable products

(3) Product sales mix relates to the impact of changes in the mix of products shipped. Other includes the impact changes in foreign currency exchange rates have on the currency translation of sales denominated in currencies other than the US dollar.


                                                          ------------
QUARTERLY EARNINGS PER SHARE RECONCILIATION (4)           Three Months
                                                           EPS Change

                                                          ------------
Q1-FY07 vs. Q1-FY06
---------------------------------------------------------
EPS for three months ended September 30, 2005                  $(0.01)
Volume * (5)                                                     0.07
Pricing / product mix * (6)                                      0.10
Costs * (7)                                                     (0.04)
Impact of Americana, Brazil facility transition (8)             (0.04)
Restructuring, impairment, early debt extinguishment
 costs                                                           0.02
                                                          ------------
EPS for three months ended September 30, 2006                   $0.10
                                                          ============
* Excludes impact of Americana facility transition

Q1-FY07 vs. Q4-FY06
---------------------------------------------------------
EPS for three months ended June 30, 2006                        $0.03
Volume (5)                                                      (0.01)
Pricing / product mix (6)                                        0.02
Costs (7)                                                        0.07
Impact of Americana, Brazil facility transition (8)              0.01
Corporate / Other (9)                                           (0.02)
                                                          ------------
EPS for three months ended September 30, 2006                   $0.10
                                                          ============
* Excludes impact of Americana facility transition

(4) All calculations are net of taxes

(5) Volume - Changes in volume on comparable products at prior period gross margins (price, unit cost and mix are at the same levels as the prior quarter).

(6) Pricing / Product Mix - Impact of changes in selling prices (on comparable products) and changes in the mix of products shipped.

(7) Costs - Changes in production volume, energy related prices, price and usage of chemicals and raw materials, transportation costs, direct spending and selling, research and administrative expenses.

(8) Americana impact is shown separately.

(9) Corporate / Other - Net interest expense, intangible amortization, foreign exchange gain(loss), gain(loss) on sale of assets, other income(expense), and tax adjustments and changes in tax rate.


    CONTACT: Buckeye Technologies Inc.
             Vice President and Chief Financial Officer
             Steve Dean, 901-320-8352
             or
             Investor Relations Manager
             Chad Foreman, 901-320-8828
             www.bkitech.com